Exhibit 99.2

Contact:	Jessica Neville Vice President Marketing and Public Relations VendingData™ Corporation 702-733-7195 x121 neville@vendingdata.com	or	Yvonne L. Zappulla Managing Director Wall Street Investor Relations Corp. 212-681-4108 Yvonne@WallStreetIR.com

VendingData™ and TCSJohnHuxley Sign

Exclusive International Shuffler Distribution Agreement

LAS VEGAS, Nevada- (PR Newswire)-January 21, 2005- VendingData™ Corporation (AMEX: VNX), announced today that it has entered into an exclusive five-year agreement with TCSJohnHuxley (“TCS”), a U.K. based worldwide distributor of products to the gaming industry, to market and distribute VendingData™’s shuffler products outside of the U.S.

In connection with the signing of the agreement, TCS will issue an initial order for 100 of VendingData™’s newly introduced PokerOne™ shuffler. An additional order will be received by the Company for its new RandomPlus™ shuffler following TCS’s completion of product evaluation this quarter. Also covered by the agreement is a commitment by TCS to purchase and distribute VendingData™’s new PokerPlus™ and ContinuousPlus™ shufflers now under development and scheduled for release later in 2005.

Additionally, TCS has agreed to demonstrate VendingData™’s product line at the following international gaming exhibitions, ICE (London), G2E (Las Vegas), SAGSE (Buenos Aires), EELEX (Moscow) and AGE (Sydney).

Steven J. Blad, CEO of VendingData™ Corporation commented, “Combining our quality shuffling products with one of the largest global distributor and marketer of gaming products is a powerful combination. We believe that an affiliation with TCS enhances our international visibility and will expedite our sales progress as we roll out our new shuffler products.”

David Heap, Group Chief Executive of TCSJohnHuxley and Executive Vice President-Victoria Holdings, LTD, added, “Our mission is to offer our customers the most technologically advanced, highest quality products available, worldwide. By adding VendingData™’s shuffler line to our product offering, we are able to further our ultimate goal of providing a one-stop-shopping venue to our customer for everything they need for the casino of the future - from quality, hand-crafted furniture to cutting edge technical equipment which enhances the gaming experience, as well as casino profit and security.”

The new agreement supplements VendingData™’s existing agreement with TCS’s affiliate in Australia, TCS ACES, to distribute its Deck Checker™ product outside of the U.S.

About VendingData™ Corporation

VendingData™ Corporation is a Las Vegas-based developer, manufacturer and marketer of products for the gaming industry including the SecureDrop® System, Deck Checker™ and Random Ejection Shuffler™ line. We are committed to the cost-effective development and manufacture of additional new products as a key component of our strategy to broaden our product offerings to the gaming industry. Our products are currently installed in casinos throughout the United States, including Caesars Palace, Circus Circus, Harrah's Entertainment, Luxor, Oneida Bingo & Casino and the Venetian. International customers include casinos in Argentina, China, Columbia, Korea, Malaysia, Peru, United Kingdom, and Uruguay. Visit the VendingData Web site at http://www.vendingdata.com.

About TCSJohnHuxley

TCSJohnHuxley is the world’s largest casino supply company. TCSJohnHuxley, with a global sales and service network brings innovation, product development, and a range of products specifically designed to enhance profitability on the gaming floor.

This release contains forward-looking statements. Such statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: failure to develop mutually acceptable products; changes in the level of consumer or commercial acceptance of the Company’s existing products and new products as introduced; competitive advances; acceleration and/or deceleration of various product development and roll out schedules; higher than expected manufacturing, service, selling, administrative, product development and/or roll out costs; current and/or unanticipated future litigation; regulatory and jurisdictional issues involving VendingData™ Corporation or its products or the parties products described herein, and for the gaming industry in general; general and casino industry economic conditions; the financial health of the Company’s casino and distributor customers both nationally and internationally; compliance with foreign laws and regulations; and the risks and factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission.

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